Exhibit 99.1
Media Contact: Fred Laberge (860) 273-4788 Labergear@aetna.com
Investor Contact: Kim Keck 860-273-1327 Keckka@aetna.com

News Release

AETNA COMPLETES $750 MILLION, 10-YEAR BOND OFFERING

HARTFORD, Conn., AUGUST 27, 2010 — Aetna (NYSE: AET) today announced that it has completed a public offering of $750 million of its 3.95 percent Senior Notes due in 2020.  The company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of its short-term or long-term debt.

About Aetna
Aetna is one of the nation’s leading diversified health care benefits companies, serving approximately 35.8 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities and health care management services for Medicaid plans. Our customers include employer groups, individuals, college students, part-time and hourly workers, health plans, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com

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